UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2026, Brian J. Kieser and Kevin M. Harris (collectively, the “Board Appointees”) were appointed to the board of directors (the “Board”) of NexGel, Inc. (the “Company”) to serve for a term expiring at the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified.

The Board Appointees did not receive any compensation in connection with their respective appointments to the Board. Each of Mr. Kieser and Mr. Harris will be entitled to receive compensation for service on the Board consistent with the compensation paid by the Company to its other non-employee directors, as may be determined from time to time by the Board.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2026 (the “Prior 8-K”), on April 17, 2026, in connection with the financing for, and the transactions relating to, the Company’s acquisition of certain assets and licenses from Celularity Inc., the Company entered into certain Securities Purchase Agreements Sequence LifeScience, Inc. (“Sequence”) pursuant to which Sequence was issued an unsecured convertible promissory notes in the original aggregated principal amount of $5,500,000, convertible at an initial conversion price of $0.60 per share into up to an aggregate 9,166,667 shares of the Company’s common stock, and a warrant exercisable for up to an aggregate 4,583,334 shares of the Company’s common stock at an initial exercise price of $0.80 per share. A description of the foregoing transaction is set forth in the Prior 8-K and is incorporated herein by reference.

In addition, on May 11, 2026, the Company entered into a Securities Purchase Agreement with Mr. Kieser, pursuant to which Mr. Kieser was issued an unsecured convertible promissory note in the original principal amount of $1,000,000, convertible at an initial conversion price of $0.60 per share into up to 1,666,667 shares of the Company’s common stock, and a warrant exercisable for up to 833,334 shares of the Company’s common stock at an initial exercise price of $0.80 per share, on substantially the same terms as the previously-issued notes and warrants described in the Prior 8-K.

Mr. Kieser serves as the Chief Executive Officer, and is the indirect sole owner, of Sequence, and accordingly may be deemed to have an indirect material interest in the foregoing transaction with Sequence for purposes of Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Mr. Kieser also has a direct material interest in the convertible promissory note and warrant issued to him in his individual capacity on May 11, 2026. Mr. Harris serves as the Chief Operating Officer of Sequence but does not have any equity ownership interest in Sequence or its parent.

Other than as disclosed above, there are no transactions between the Company and Mr. Kieser or Mr. Harris, or any of their respective immediate family members, requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 6, 2026, the Company issued a press release regarding the appointment of Mr. Kieser and Mr. Harris to the Board. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press release of NexGel, Inc. issued May 6, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer